©GXO Logistics, Inc. Second Quarter 2023 Results August 2, 2023

2©GXO Logistics, Inc. Disclaimer 2 Non-GAAP Financial Measures As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables included in the attached appendix. GXO’s non-GAAP financial measures in this presentation include: adjusted earnings before interest, taxes, depreciation and amort ization (“adjusted EBITDA”), adjusted EBITDA margin, adjusted earnings before interest, taxes and amortization (“adjusted EBITA”), adjusted EBITA margin, adjusted EBITA, net of income taxes paid, adjusted net income attributable to GXO, adjusted earnings per share (basic and diluted) (“adjusted EPS”), free cash flow, organic revenue, organic revenue growth, net leverage ratio, net debt and return on invested capital (“ROIC”). We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, adjusted EBITA, adjusted net income attributable to GXO and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the financial tables included in the attached appendix. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as net cash provided by operating activities less payment for purchases of property and equipment plus proceeds from sale of property and equipment. We believe that adjusted EBITDA, adjusted EBITDA margin, adjusted EBITA, adjusted EBITA margin, and adjusted EBITA, net of income taxes paid improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets. We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations, revenue from acquired businesses and revenue from deconsolidated operations. We believe that net leverage ratio and net debt are important measures of our overall liquidity position and are calculated by removing cash and cash equivalents from our total debt and net debt as a ratio of our trailing twelve months adjusted EBITDA. We calculate ROIC as our trailing twelve months adjusted EBITA, net of income taxes paid, divided by invested capital. We believe ROIC provides investors with an important perspective on how effectively GXO deploys capital and use this metric internally as a high-level target to assess overall performance throughout the business cycle. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance. With respect to our financial targets for full-year 2023 organic revenue growth, adjusted EBITDA, free cash flow, and adjusted diluted EPS, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statements of income and cash flows prepared in accordance with GAAP, that would be required to produce such a reconciliation. Non-GAAP Valuation Measure Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR excludes rent expense from adjusted EBITDA and is useful to management and investors in evaluating GXO’s relative performance because adjusted EBITDAR considers the performance of GXO’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges. Adjusted EBITDAR is also a measure commonly used by management, research analysts and investors to value companies in the logistics industry. Since adjusted EBITDAR excludes interest expense and rent expense, it allows research analysts and investors to compare the value of different companies without regard to differences in capital structures and leasing arrangements. As such, our presentation of Adjusted EBITDAR should not be construed as a financial performance or operating measure. With respect to our target for full-year 2023 adjusted EBITDAR, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income, prepared in accordance with GAAP, that would be required to produce such a reconciliation. Forward-Looking Statements This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our full year 2023 financial targets of organic revenue growth, adjusted EBITDA, adjusted diluted EPS and free cash flow; the expected incremental revenue in 2023 and 2024 from new customer wins in 2023; ; our 2023 valuation target for adjusted EBITDAR; and our goals of (i) 80% global operations using LED lightning by 2025, (ii) 80% global landfill diversion rate by 2025, (iii) 50% renewable energy globally by 2030, (iv) 30% greenhouse gas emissions (Scope 1&2) reduction by 2030 vs. 2019 baseline, (v) 100% carbon neutral (Scope 1&2) by 2040, (vi) 15% reduction in Total Recordable Incident Rate by 2027 across Americas and Asia Pacific operations vs. 2022 baseline, and (vii) 15% reduction in Lost Time Incident Rate by 2027 across UK and European operations vs. 2022 baseline. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our f ilings with the SEC and the following: the impact of the COVID-19 pandemic; economic conditions generally; supply chain challenges, including labor shortages; our ability to align our investments in capital assets, including equipment, and warehouses, to our customers’ demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; unsuccessful acquisitions or other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize our employees; risks associated with defined benefit plans for our current and former employees; our inability to attract or retain necessary talent; the increased costs associated with labor; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; seasonal fluctuations; environmental laws; issues related to our intellectual property rights; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents, including the conflict between Russia and Ukraine; a material disruption of the company's operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; the impact of potential cyber-attacks and information technology or data security breaches; the inability to implement technology initiatives successfully; our ability to achieve our Environmental, Social and Governance goals; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this presentation speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

3©GXO Logistics, Inc. Malcolm Wilson Chief Executive Officer Baris Oran Chief Financial Officer Mark Manduca Chief Investment Officer Bill Fraine Chief Commercial Officer Presenters

4©GXO Logistics, Inc. Highlights Revenue Organic revenue growth(1) Net income(2) Adjusted EBITDA(1) • New business wins in 2Q 2023 expected to generate $497 million of annualized revenue(3). • $844 million of new FY 2023 revenue won through 2Q 2023, equivalent to 9% YoY revenue growth(4). • $457 million of new FY 2024 revenue won through 2Q 2023 (3). • 2Q 2023 Adjusted EBITDA of $190 million compared to $176 million in 2Q 2022(1). • Diluted EPS $0.54 in 2Q 2023, compared to $0.44 in 2Q 2022. Adjusted Diluted EPS of $0.70 in 2Q 2023, compared to $0.68 in 2Q 2022(1). • Free cash flow $3 million in 2Q 2023 compared to $68 million in 2Q 2022 (1). • Operating return on invested capital exceeds 30%(1) target. Free cash flow(1) (1) Refer to the ‘Non-GAAP Financial Measures’ and ‘Non-GAAP Valuation Measures’ section on slide 2 and Appendix for related information. (2) Net income attributable to GXO. (3) Based on closing June 30, 2023, FX rates of 1.27 GBP/USD and 1.09 EUR/USD. (4) Based on average 2023 FX rate of 1.23 GBP/USD and 1.08 EUR/USD. Operating cash flow 2Q 2023 $2.4 billion 3% $65 million $190 million $3 million $61 million

5©GXO Logistics, Inc. $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2Q 2022 Revenue Organic growth M&A FX 2Q 2023 Revenue 2Q 2023: Double-digit revenue growth ~3% Organic(1) ~7% M&A ~1% FX ~11% Revenue growth (1) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. (In millions USD) $2,156 $2,394

6©GXO Logistics, Inc. $0 $10 $20 $30 $40 $50 $60 $70 $80 2Q 2022 2Q 2023 Net income(1) $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 2Q 2022 2Q 2023 Adjusted EBITDA(2) 2Q 2023: Strong profit growth (In millions USD) (1) Net Income attributable to GXO. (2) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. $176 $190 $51 $65

Recent wins and expansions ©GXO Logistics, Inc. 7

8©GXO Logistics, Inc. $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 Prior 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 FY 2024 Expected 2024 gross revenue from contract wins $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 Prior 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 FY 2023 Expected 2023 gross revenue from contract wins Record new contract wins underpin 2023 and 2024 revenue growth (1) Based on average 2023 FX rate of 1.23 GBP/USD and 1.08 EUR/USD. (2) Based on closing June 30, 2023, FX rates of 1.27 GBP/USD and 1.09 EUR/USD. $844(1) million $457(2) million (In millions USD)

9©GXO Logistics, Inc. New outsourcing New activity Won from competitor 2Q 2023 contract wins by source 11% New activity 70% Won from competitors 19% New outsourcing

10©GXO Logistics, Inc. Diversified revenue in 2Q 2023 Food and beverage Industrial and manufacturing Consumer packaged goods Other Omnichannel retail Technology and consumer electronics 43% 15% 14% 7% 10% 11%

11©GXO Logistics, Inc. Accelerating automation and adaptive technology leadership 2Q 2022 2Q 2023 Vision tech 2Q 2022 2Q 2023 Cobots 2Q 2022 2Q 2023 Total technology and automated systems +65% +38% +81% +96% 2Q 2022 2Q 2023 Goods-to-person systems ~4,000 more adaptive technology systems deployed year over year; ~30% of 2Q 2023 revenue is from automated sites

12©GXO Logistics, Inc. High-quality growth: Diversified, contracted, blue chip Resilient, duration-matched contractual relationships Pricing driven by contractual relationships, not supply/demand Diversified verticals, customers and geographies Blue-chip, investment-grade customer base $457 million of incremental revenue in 2024 from new contract wins(1) ~5-year average contract length(2) No customer represents more than 4% of revenues ~45% of revenue from open book (cost-plus) contracts(2) ~76% variable costs vs. ~24% fixed costs(3) (1) Based on closing June 30, 2023, FX rates of 1.27 GBP/USD and 1.09 EUR/USD. (2) Based on FY 2022. (3) Based on direct operating expenses, sales, general and administrative expenses, and depreciation expense and based on FY 2022.

13©GXO Logistics, Inc. Balance sheet and free cash flow (1) Includes finance leases and other debt of $131 million at June 30, 2023. (2) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. Cash flow from operations Free cash flow(2) 2Q 2022: $68 million Cash flow Balance sheet Total debt(1) $1,660 million Mostly fixed-rate borrowings Investment grade rated $61 million ~50% of net capex spend in last 12 months is technology 2Q 2022: $154 million $3 million Net debt(2) $1,355 million Net leverage(2) 1.8x Reduced debt by $146 million in 2023 Prepaid $115 million of term loan debt in 2Q 2023

E

Environmental goals

- Reduce our environmental impact
  - 80% global operations using LED lighting by 2025
  - 80% global landfill diversion rate by 2025
  - 50% renewably sourced energy by 2030
  - 30% GHG emissions (scopes 1 & 2) reduction by 2030
  - 100% carbon neutral (scopes 1 & 2) by 2040

S

Social goals

- Ensure a safe workplace
  - Reduce by 15% our Total Recordable Incident Rate in Americas & APAC by 2027
  - Reduce by 15% our Lost Time Incident Rate in our UK & European operations by 2027
- Build a culture of inclusion
- Provide a clear and rewarding career path for all employees

G

Governance goals

- Maintain a best-in-class information security program
- Embed an ethics-driven culture

Q2 Highlights:
Environmental & economic benefits

Enhanced environmental efficiency

- Retrofit LED lighting in two sites in the UK, to generate annual savings of over $300K and over 170 metric tons CO2E annually
  - GXO target: 80% global operations using LED lighting by 2025
- Opened site in France that recovers and reuses automation-produced heat, to reduce total energy consumption and resultant carbon emissions
  - GXO target: 30% GHG emissions reduction by 2030

Enabling the circular economy

- US reverse logistics site processed ~3M mobile handsets in 2Q, with >94% reused, increasing customer revenues and profitability, as well as reducing material sent to landfill
- US reverse logistics solution for a home appliance customer processed 66K items in 2Q, with 100% product resale/recycling outcome. This increased customer revenues and profitability, as well as eliminating material sent to landfill
  - GXO target: 80% global landfill diversion rate by 2025

GXO
©GXO Logistics, Inc.
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15©GXO Logistics, Inc. Updated FY 2023 guidance(1) Current Prior Organic revenue growth(2) 6% – 8% 6% – 8% Adjusted EBITDA(2) $725 – $755 million $715 – $745 million Adjusted EBITDA(2) to free cash flow conversion ~30% ~30% Adjusted diluted EPS(2) $2.45 – $2.65 $2.40 – $2.60 Adjusted EBITDAR(3) $1.75 – $1.80 billion $1.70 – $1.75 billion (1) Our guidance reflects current FX rates. (2) Refer to the ‘Non-GAAP Financial Measures’ and ‘Non-GAAP Valuation Measures’ section on slide 2. (3) Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR is commonly used by management, research analysts and Investors to value companies in the logistics industry. Adjusted EBITDAR should not be construed as a financial performance or operating measure.

Appendix

GXO Logistics, Inc.
Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITA and Adjusted EBITDA and Adjusted EBITA Margins
(Unaudited)

(In millions USD)	Three months ended June 30, 2023	Three months ended June 30, 2022	Six months ended June 30, 2023	Six months ended June 30, 2022	Year ended December 31, 2022	Trailing twelve months ended June 30, 2023
Net income attributable to GXO	$ 65	$ 51	$ 90	$ 88	$ 197	$ 199
Net income attributable to noncontrolling interest	1	1	2	2	3	3
Net income	$ 66	$ 52	$ 92	$ 90	$ 200	$ 202
Interest expense, net	14	9	27	13	29	43
Income tax expense	20	21	23	32	64	55
Depreciation and amortization expense	84	77	167	153	329	343
Transaction and integration costs	6	24	19	43	61	37
Restructuring costs and other	3	1	24	14	32	42
Unrealized (gain) loss on foreign currency options and other	(3)	(8)	(4)	(14)	13	23
Adjusted EBITDA(1)	$ 190	$ 176	$ 348	$ 331	$ 728	$ 745
Less: Depreciation	65	64	131	126	261	266
Adjusted EBITA(1)	$ 125	$ 112	$ 217	$ 205	$ 467	$ 479
Revenue	$ 2,394	$ 2,156	$ 4,717	$ 4,239		
Adjusted EBITDA margin(1)(2)	7.9 %	8.2 %	7.4 %	7.8 %		
Adjusted EBITA margin(1)(3)	5.2 %	5.2 %	4.6 %	4.8 %		

(1) See the "Non-GAAP Financial Measures" section for additional information.
(2) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.
(3) Adjusted EBITA margin is calculated as adjusted EBITA divided by revenue.

GXO

©GXO Logistics, Inc.

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18©GXO Logistics, Inc. GXO Logistics, Inc. Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings Per Share (Unaudited) Three months ended June 30, Six months ended June 30, (Dollars in millions, shares in thousands, except per share amounts) 2023 2022 2023 2022 Net income attributable to GXO $ 65 $ 51 $ 90 $ 88 Amortization expense 19 13 36 27 Transaction and integration costs 6 24 19 43 Restructuring costs and other 3 1 24 14 Unrealized gain on foreign currency options and other (3) (8) (4) (14) Income tax associated with the adjustments above(1) (6) (2) (17) (11) Discrete tax benefit(2) — — (5) — Adjusted net income attributable to GXO(3) $ 84 $ 79 $ 143 $ 147 Adjusted basic earnings per share(3) $ 0.71 $ 0.68 $ 1.20 $ 1.27 Adjusted diluted earnings per share(3) $ 0.70 $ 0.68 $ 1.20 $ 1.27 Weighted-average common shares outstanding Basic 118,927 116,131 118,854 115,435 Diluted 119,415 116,646 119,323 116,111 (1) The income tax rate applied to items is based on the GAAP annual effective tax rate. (2) Discrete tax benefit from the release of valuation allowances. (3) See the “Non-GAAP Financial Measures” section for additional information.

19©GXO Logistics, Inc. GXO Logistics, Inc. Other Reconciliations (Unaudited) Reconciliation of cash flows from operating activities to free cash flow: Three months ended June 30, Six months ended June 30, (In millions USD) 2023 2022 2023 2022 Net cash provided by operating activities $ 61 $ 154 $ 100 $ 200 Payment for purchases of property and equipment (59) (89) (150) (154) Proceeds from sale of property and equipment 1 3 10 6 Free cash flow(1) $ 3 $ 68 $ (40) $ 52 (1) See the “Non-GAAP Financial Measures” section for additional information. The Company calculates free cash flow conversion as free cash flow divided by adjusted EBITDA, expressed as a ratio.

20©GXO Logistics, Inc. GXO Logistics, Inc. Other Reconciliations (Unaudited) Reconciliation of revenue to organic revenue: Three months ended June 30, Six months ended June 30, (In millions USD) 2023 2022 2023 2022 Revenue $ 2,394 $ 2,156 $ 4,717 $ 4,239 Revenue from acquired business(1) (154) — (378) — Revenue from deconsolidation — — — (20) Foreign exchange rates (17) — 83 — Organic revenue(2) $ 2,223 $ 2,156 $ 4,422 $ 4,219 Revenue growth(3) 11.0% 11.3 % Organic revenue growth(2)(4) 3.1% 4.8% (1) The company excludes revenue from acquired businesses in the current period for which there are no comparable revenues in the prior period. (2) See the “Non-GAAP Financial Measures” section for additional information. (3) Revenue growth is calculated as the change in the period-over-period revenue divided by the prior period, expressed as a percentage. (4) Organic revenue growth is calculated as the change in the period-over-period organic revenue divided by the prior period, expressed as a percentage.

21©GXO Logistics, Inc. GXO Logistics, Inc. Liquidity Reconciliations (Unaudited) Reconciliation of total debt and net debt: (In millions USD) June 30, 2023 Current debt $ 35 Long-term debt 1,625 Total debt $ 1,660 Less: Cash and cash equivalents (305) Net debt(1) $ 1,355 Reconciliation of total debt to net income attributable to GXO ratio: (In millions USD) June 30, 2023 Total debt $ 1,660 Trailing twelve months net income attributable to GXO $ 199 Debt to net income attributable to GXO ratio 8.3x Reconciliation of net leverage ratio: (In millions USD) June 30, 2023 Net debt $ 1,355 Trailing twelve months adjusted EBITDA(1) $ 745 Net leverage ratio(1) 1.8x (1) See the “Non-GAAP Financial Measures” section for additional information.

22©GXO Logistics, Inc. Adjusted EBITA, net of income taxes paid Six months ended June 30, Year ended December 31, 2022 Trailing twelve months ended June 30, 2023(In millions USD) 2023 2022 Adjusted EBITA(1) $ 217 $ 205 $ 467 $ 479 Less: Cash paid for income taxes (32) (46) (111) (97) Adjusted EBITA(1), net of income taxes paid $ 185 $ 159 $ 356 $ 382 Operating return on invested capital June 30, (In millions USD) 2023 2022 Average Selected assets: Accounts receivable, net $ 1,719 $ 1,560 $ 1,640 Other current assets 282 312 297 Property and equipment, net 965 905 935 Selected liabilities: Accounts payable $ (566) $ (592) $ (579) Accrued expenses (950) (1,012) (981) Other current liabilities (284) (186) (235) Invested capital $ 1,166 $ 987 $ 1,077 Ratio of return on invested capital(1)(2) 35.5% GXO Logistics, Inc. Return on Invested Capital (Unaudited) (1) See the “Non-GAAP Financial Measures” section for additional information. (2) The ratio of return on invested capital is calculated as trailing twelve months adjusted EBITA, net of income taxes paid, divided by invested capital.